Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K/A Amendment No. 1) of Archer Daniels Midland Company of our report dated August 1, 2003 included in the 2003 Annual Report to Shareholders of Archer Daniels Midland Company.

Our audits also included the financial statement schedule of Archer Daniels Midland Company listed in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following Registration Statements of our report dated August 1, 2003, with respect to the consolidated financial statements of Archer Daniels Midland Company incorporated by reference and our report in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K/A Amendment No. 1) for the year ended June 30, 2003.

Registration Statement No. 33-49409 on Form S-8 dated March 15, 1993 relating to the Archer-Daniels-Midland 1991 Incentive Stock Option Plan and Archer Daniels Midland Company Savings and Investment Plan.

Registration Statement No. 33-55301 on Form S-3 dated August 31, 1994 as amended by Amendment No. 1 dated October 7, 1994 (definitive Prospectus dated October 11, 1994) relating to secondary offering of the Common Stock of Archer Daniels Midland Company.

Registration Statement No. 33-56223 on Form S-3 dated October 28, 1994 as amended by Amendment No. 1 dated December 27, 1994 (definitive Prospectus dated December 30, 1994) relating to secondary offering of the Common Stock of Archer Daniels Midland Company.

Registration Statement No. 333-13233 on Form S-3 dated October 1, 1996 as amended by Amendment No. 1 dated November 8, 1996, Amendment No. 2 dated March 20, 1997 and Amendment No. 3 dated March 31, 1997 (definitive Prospectus dated April 1, 1997) relating to secondary offering of the Common Stock of Archer Daniels Midland Company.

Registration Statement No. 333-31623 on Form S-3 dated July 18, 1997 as amended by Amendment No. 1 dated July 29, 1997, (definitive Prospectus dated August 5, 1997) relating to secondary offering of the Common Stock of Archer Daniels Midland Company.

Registration Statement No. 333-51381 on Form S-8 dated April 30, 1998 relating to the Archer-Daniels-Midland Company 1996 Stock Option Plan.

Registration Statement No. 333-68339 on Form S-3 dated December 3, 1998 as amended by Amendment No. 1 dated December 10, 1998 relating to secondary offering of the Common Stock of Archer Daniels Midland Company.

Registration Statement No. 333-75073 on Form S-8 dated March 26, 1999 relating to the ADM Employee Stock Ownership Plan for Salaried Employees and the ADM Employee Stock Ownership Plan for Hourly Employees.

Registration Statement No. 333-37690 on Form S-8 dated May 24, 2000 relating to the Archer Daniels Midland Company Incentive Compensation Plan.

Registration Statement No. 333-37694 on Form S-8 dated May 24, 2000 relating to the ADM Employee Stock Ownership Plan for Salaried Employees and the ADM Employee Stock Ownership Plan for Hourly Employees.

Registration Statement No. 333-42612 on Form S-8 dated July 31, 2000 as amended by Post-Effective Amendment No. 1 dated August 8, 2000, relating to the ADM 401(k) Plan for Salaried Employees and the ADM 401(k) Plan for Hourly Employees.

Registration Statement No. 333-64524 on Form S-3 dated July 3, 2001 relating to secondary offering of the Common Stock of Archer Daniels Midland Company.

Registration Statement No. 333-67962 on Form S-8 dated August 20, 2001 relating to the ADM Deferred Compensation Plan for Selected Management Employees.

Registration Statement No. 333-86344 on Form S-8 dated April 16, 2002 relating to the ADM Voluntary Employee Payroll Deduction Stock Purchase Plan.

Registration Statement No. 333-103291 on Form S-3 dated February 18, 2003 relating to Debt Securities and Warrants to purchase Debt Securities of Archer Daniels Midland Company.

/s/ Ernst & Young LLP

St. Louis, Missouri

September 9, 2003